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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

PVF Capital Corp.

                                       STATE OR OTHER
                                       JURISDICTION OF           PERCENTAGE
SUBSIDIARIES (1)                        INCORPORATION             OWNERSHIP
----------------                       ---------------           ----------
Park View Federal Savings Bank          United States               100%

PVF Service Corporation                     Ohio                    100%

PVF Mortgage Corp.                          Ohio                    100%

PVF Community Development Corp.             Ohio                    100%

Mid Pines Land Co.                          Ohio                    100%

PVF Holdings Inc.                           Ohio                    100%

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(1)   The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.